Exhibit 4.89

Catherine Soldano-Noble
Executive Director, Marketing & Business Development
Medpace, Inc.
4620 Wesley Avenue
Cincinnati, OH 45212

Re:  Amendment #2 to the Letter Agreement (“Amendment #2”) for certain initial services for the Amarin Trial A Study between Amarin Pharma Inc., Amarin Pharmaceuticals Ireland Limited, and Medpace, Inc. (“Medpace”) dated 24 February 2009 as amended on 5 May 2009 (the “Initial Trial A Services Letter Agreement”).

Dear Catherine:

The parties acknowledge that Medpace has already provided certain of the Initial Trial A Services, and the parties wish to amend Schedule A of the Initial Trial A Services Letter Agreement to include certain additional activities to be provided by Medpace prior to the parties entering into the MSA.

This Amendment #2 is dated as of the date of last signature below.

Defined terms in this letter shall have the same meanings as given to such terms in the Initial Trial A Services Letter Agreement unless otherwise defined herein.

In consideration of the mutual covenants contained in the Initial Trial A Services Letter Agreement IT IS NOW HEREBY AGREED AS FOLLOWS:

1.	the following activities (the “Additional Activities”) will be deemed to be added to Schedule A of the Initial Trial Services Letter Agreement:

Item	Amount
Purchase of packaging components, project management,	$125,000
design of labels

2.	the Additional Activities shall be deemed to be Initial Trial A Services, as such term is defined in the Initial Trial A Services Letter Agreement;

3.
the fees payable for the provision of the Additional Activities shall be deemed to be included in the Total Initial Trial A Services Fees and accordingly, the Total Trial A Service Fees shall remain unchanged; and

4.	all other provisions of the Initial Trial A Services Letter Agreement shall remain unchanged and in full force and effect.

Please confirm your agreement with the above by signing this letter where indicated below and returning a fully signed version to us.

Yours sincerely,

Amarin Pharma Inc.

by:___________________________________
Name:

Title:

Date:

Amarin Pharmaceuticals Ireland Limited

by:___________________________________
Name:

Title:

Date:

AGREED TO:  Medpace Inc.

by:___________________________________
Name:

Title:

Date: